O’Melveny & Myers LLP

400 South Hope Street
18ᵗʰ Floor
Los Angeles, CA 90071-2899

O’Melveny & Myers LLP

400 South Hope Street
18ᵗʰ Floor
Los Angeles, CA 90071-2899

T: +1 213 430 6000

F: +1 213 430 6407

omm.com

T: +1 213 430 6000

F: +1 213 430 6407

omm.com

July 23,  2018

Sportsman’s Warehouse Holdings, Inc.

7035 South High Tech Drive

Midvale, Utah 84047

Re:Secondary Offering of Shares of Common Stock of Sportsman’s Warehouse Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the selling stockholders named in the prospectus supplement, dated July 18, 2018, to the base prospectus, dated May 3, 2018, of 2,822,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share. The Shares are being offered and sold pursuant to a registration statement on Form S‑3 (File No. 333-224421) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 24, 2018 and declared effective by the Commission on May 3, 2018.

In rendering the opinion below, we examined originals or copies of those corporate and other records and documents we considered appropriate. We assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on this examination, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

The law covered by this opinion letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K promulgated under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares.

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We hereby consent to the use of this opinion as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus and prospectus supplement constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.  This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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